Exhibit 99.1

News Release

Contact:

Teri Charest, Public Relations, (612) 303-0732

Sean O’Connor, Investor Relations, (612) 303-0778

U.S. BANCORP REACHES SETTLEMENT WITH THE U.S. DEPARTMENT OF JUSTICE

No Admission of Liability by U.S. Bancorp

MINNEAPOLIS (June 30, 2014) – U.S. Bancorp (NYSE: USB) today announced that it has reached a settlement with the U.S. Department of Justice (DOJ) in order to resolve an investigation relating to the endorsement of mortgage loans under the Federal Housing Administration’s (FHA) insurance program.

U.S. Bancorp previously disclosed the investigation, potential claims and the related reasonably possible losses in prior financial statement disclosures. The company cooperated fully with the DOJ investigation and chose to settle this matter for $200 million without an admission of liability to avoid the path of costly and protracted litigation as well as distractions to the business. U.S. Bancorp has a legacy of being a respected mortgage lender, including a decades-long, strong working relationship with HUD and its FHA loan programs.

In addition, during the second quarter and prior to the settlement agreement with the DOJ, the company sold 3.0 million shares of the Class B common stock of Visa Inc. resulting in a net pretax gain of $214 million. After the sale, the company continues to own approximately 9.6 million Visa Class B shares. The combination of the settlement and the sale of Visa Class B shares is expected to be neutral to earnings-per-share in the second quarter.

About U.S. Bank

U.S. Bancorp (NYSE: USB), with $371 billion in assets as of March 31, 2014, is the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States. As of June 23, 2014, the company operates 3,175 banking offices in 25 states and 5,004 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at usbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk.

For a discussion of such risks and uncertainties, which could cause actual results to differ from expectations, see U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and you should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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